                                                                    Exhibit 23.3

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No.1 to the Registration Statement (Form S-3, No. 333-68278) and related Prospectus of AmerisourceBergen Corporation for the registration of $300,000,000 of its 5% Convertible Subordinated Notes and 5,663,730 shares of its common stock and to the incorporation by reference therein of: our report dated May 21, 2001, with respect to the consolidated balance sheet of AmerisourceBergen Corporation as of March 31, 2001 included in its Registration Statement on Form S-4 (No. 333-61440), filed with the Securities and Exchange Commission; and our report dated November 2, 2000 (except for Note 14, as to which the date is December 18, 2000), with respect to the consolidated financial statements and schedules of AmeriSource Health Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.



                                                 /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
August 30, 2001